Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 3, 2008 with respect to the financial statements of  Skylight Financial, Inc., which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Dallas, Texas

October 18, 2010